Exhibit 99.1

ADDvantage Technologies Appoints New Chief Financial Officer

Jarrod Watson Named CFO, Bringing Two Decades of Financial Leadership to the Company

Carrollton, Texas, July 16, 2020 – ADDvantage Technologies Group, Inc. (NASDAQ: AEY) (“ADDvantage Technologies” or the “Company”) today announced the appointment of Jarrod M. Watson as Chief Financial Officer.

Mr. Watson joins the company with more than 20 years of corporate financial leadership experience with large organizations including Fortune 500 companies Yum Brands (NYSE: YUM) and McKesson (NYSE: MCK).

“Jarrod’s financial experience and proven track record of success will be invaluable as we execute our plans to improve operations and position for profitable long-term growth,” commented Joe Hart, Chief Executive Officer. “He has a proven ability to lead large teams and apply analytics to support strategic decision-making for a number of well-run, multi-billion-dollar organizations. His drive for continual improvement and deep functional expertise in all areas of corporate finance have successfully guided organizations to strong financial health and created incremental value for shareholders and owners. I am confident that Jarrod will be a tremendous asset to our leadership team.”

Prior to joining ADDvantage Technologies, Mr. Watson served as Chief Financial Officer of Southland Holdings, a large privately held heavy civil construction company. In that role, he led all departments of finance, accounting, treasury and human resources. During his time there, he led several large transformation initiatives designed to position the company for growth. Prior to that, he served as Head of Business Analytics & Forecasting for Pizza Hut US, a Yum! Brands subsidiary, the largest restaurant company in the world. In that role he led all areas of financial analysis and forecasting. Mr. Watson has also held financial leadership roles with increasing levels of responsibility for several companies prior to that. One notable example includes ADC Telecommunications (currently operating as part of Commscope [NASDAQ: COMM]), a publicly traded telecommunications equipment manufacturer.

“I am excited to step into the CFO role and support Joe and the team in executing the plans to accelerate growth and deliver value to shareholders,” said Mr. Watson. “There is a tremendous opportunity in the emerging 5G market, and I believe ADDvantage is well positioned to take advantage of that growth.”

Mr. Watson received an MBA from the Owen Graduate School of Management at Vanderbilt University and is licensed as a Certified Public Accountant.

About ADDvantage Technologies Group, Inc.
ADDvantage Technologies Group, Inc. (Nasdaq: AEY) is a communications infrastructure services and equipment provider operating a diversified group of companies through its Wireless Infrastructure Services and Telecommunications segments. Through its Wireless segment, Fulton Technologies provides turn-key wireless infrastructure services including the installation, modification and upgrading of equipment on communication towers and small cell sites for wireless carriers, national integrators, tower owners and major equipment manufacturers. Through its Telecommunications segment, Nave Communications and Triton Datacom sell equipment and hardware used to acquire, distribute, and protect the communications signals carried on fiber optic, coaxial cable and wireless distribution systems. The Telecommunications segment also offers repair services focused on telecommunication equipment and recycling surplus and related obsolete telecommunications equipment.

ADDvantage operates through its subsidiaries, Fulton Technologies, Nave Communications, and Triton Datacom. For more information, please visit the corporate web site at www.addvantagetechnologies.com.

Cautions Regarding Forward-Looking Statements
The information in this announcement may include forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments that the Company expects or anticipates will or may occur in the future, are forward-looking statements. These statements are subject to risks and uncertainties, which could cause actual results and developments to differ materially from these statements. A complete discussion of these risks and uncertainties is contained in the Company’s reports and documents filed from time to time with the Securities and Exchange Commission.